Exhibit 99.2
Riot Platforms (NASDAQ: RIOT) Q3 2024 Update October 30, 2024 NASDAQ: RIOT

Statements in this presentation that are not statements of historical fact are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and are not guarantees of future performance or actual results. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including potential future financial and operating results, as well as the Company’s plans, objectives, expectations, and intentions. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements; however, forward-looking statements may be made without such signifying expressions. Because such forward-looking statements reflect management’s current expectations, assumptions and estimates of future performance and economic conditions, they are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Corsicana Facility; our expected schedule of new miner deliveries; our ability to successfully deploy new miners; MW capacity under development; risks related to our realization of the benefits we anticipate from immersion-cooling; risks related to the success, schedule, cost and difficulty of integrating businesses we acquire; our failure to realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact that COVID-19 and other global events may have on us, our customers, our suppliers, and on economic conditions in connection with our estimated timelines, future performance and operations. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. In addition to these risks and those identified by the Company’s management and disclosed in the Company’s filings with the SEC, other risks, factors and uncertainties not identified by management, or which management does not presently believe to be material to the Company, its business or prospects, may also materially affect the Company’s actual future results, including in ways adverse to the Company’s business. All forward-looking statements included in this presentation are made only as of the date of this presentation, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this presentation are cautioned not to place undue reliance on such forward-looking statements. 2 Forward Looking Statements

Riot Platforms is the Leading Vertically Integrated Bitcoin Mining Company Significant scale of operations Total revenue1 : $85 million Low-cost producer 1 2 Q3 2024 Cost to Mine 1 BTC2 : $35,376/BTC Q3 2024 Bitcoin Mining gross margin2 : 42% Cash balance4 : $290 million Strong financial and liquidity position 3 Bitcoin held3 : 10,427 BTC (~$660 million) Total Capital3 : $1.28 Billion 3 1. Three months ended as of September 30, 2024. 2. See Appendix slides 18-22 for definitions, terms, and reconciliations. 3. As of September 30, 2024. 1,104 Bitcoin mined1 / ~12.0 Bitcoin mined/day Q3 2024 Cost of power2 : 3.1 c/kWh Cash, Restricted Cash & Marketable Securities3 : $619 million ($428 million cash) 28 EH/s Hash Rate Deployed: Q3 2024: YE 2024E: 35 EH/s

FY 2023 Financial Update 4 Q3 2024 Financial Update 400 MW Phase I at Corsicana Facility - Corsicana, Texas

Riot Platforms Q3 2024 Snapshot

Bitcoin produced	1,104 BTC	▪ Consistent production year-over-year (1,106 BTC produced in Q3 2023) despite the block subsidy 'Halving' event in April 2024
Bitcoin sold	0 BTC	▪ Riot retained all Bitcoin produced in Q3 2024
Bitcoin held per 1M shares [1]	31.4 BTC / 1M shares	▪ 4% increase quarter-over-quarter
Ending hash rate deployed	28 EH/s	▪ 159% increase year-over-year
Revenue	$84.8 million	▪ $67.5MM in self mining; a 21% increase vs. Q2 2023
Net income (loss) / Net income (loss) per share	$(154.4) million / $(0.54)	▪ Includes $60.0MM in D&A, $30.5MM in SBC, $24.3MM loss on derivative asset, $8.6MM unrealized gain on Bitcoin held and $38.0MM loss on marketable equity securities held
Cost of power [2]	3.1 c/kWh	▪ Realized power price continues to be one of the lowest in the industry
Power curtailment credits	$12.4 million	▪ Riot's power strategy continues to yield strong results while also supporting power grids
Adj. EBITDA [2]	$(3.6) million	▪ Adjustments include $92.9MM in non-cash expenses (stock-based comp, mark-to-market power derivatives & marketable equity securities)
Hash Cost [3]	~$26/PH/s/Day	▪ Compared to Q3 2024 average hash price of $45/PH/s/Day

RIOT

1. *Shares outstanding of 332.3M as of October 28, 2024, used in calculation.*
2. *See Appendix slides 18-22 for definitions, terms, and reconciliations.*
3. *Only includes Bitcoin Mining segment cost of revenue net of power curtailment credits.*

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1,106 1,104 Q3 2023 Q3 2024 Riot Platforms – 159% Increase in Hash Rate Year-over-Year and 28.2 EH/s Deployed at End of Q3 2024 6 Global Network Hash Rate (EH/s) 1 Ending Hash Rate Deployed (EH/s) Bitcoin Produced (# of BTC) Bitcoin Held (# of BTC) 10.9 28.2 Q3 2023 Q3 2024 +159% 7,327 10,427 Q3 2023 Q3 2024 393 625 Q3 2023 Q3 2024 +59% +42% 2 3 2 3 2 3 2 3 ▪ Q3 2024 Self-Mining Hash Rate deployed up 159% over Q3 2023 ▪ Self-Mining Hash Rate deployed increased by 6.2 EH/s or 28% quarter-over-quarter ▪ Q3 2024 Bitcoin Production flat with Q3 2023, despite a 59% increase in average global network hash rate and the block subsidy ‘Halving’ event in April 2024 ▪ Bitcoin held increased to 10,427 Bitcoin, an increase of 42% year-over-year ~0% 1. Sourced from Blockchain.com as of September 30, 2024. 2. Three months ended September 30, 2023, or as of September 30, 2023. 3. Three months ended September 30, 2024, or as of September 30, 2024. Pre-Halving Post-Halving

$(3.1) $111.1 $245.7 $(75.2) $(3.6) 0% 20% 40% 60% 80% 100% 120% -$200 m -$150 m -$100 m -$50 m $0 m $50 m $100 m $150 m $200 m $250 m $300 m Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 $37.7 $20.4 $37.3 $30.3 $24.3 73% 26% 47% 43% 29% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 m $5 m $10 m $15 m $20 m $25 m $30 m $35 m $40 m Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Gross Profit ($ million) Gross Margin (%) $31.2 $60.0 $71.4 $55.8 $67.5 $15.5 $13.3 $4.7 $9.6 $12.6 $5.1 $5.5 $3.2 $4.6 $4.7 $51.9 $78.8 $79.3 $70.0 $84.8 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Bitcoin Mining Engineering Other Riot Platforms – Increase in Company Wide Revenue Year-over-Year 7 1. See Appendix slides 18-22 for definitions, terms, and reconciliations. 2. In December 2023, the FASB issued ASU 2023-08, under which Riot recognizes its Bitcoin held at fair value, with changes in the fair value recognized in income. Riot elected to early adopt this guidance in 2023. Adjusted EBITDA2 ($ million) Revenue ($ million) / Growth per Quarter (%) +52% +1% -12% Net Income ($ million) Gross Profit1 ($ million) / Gross Margin1 (%) EPS $(0.44) $0.23 $0.82 $(0.32) $(0.54) 1 1 2 $(80.0) $39.4 $211.8 $(84.4) $(154.4) Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 +21% Quarter End BTC Price $26,968 $42,265 $71,334 $62,678 $63,330

10.9 EH/s 12.4 EH/s 12.4 EH/s 22.0 EH/s 28.2 EH/s Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 $31.2 $60.0 $71.4 $55.8 $67.5 181% 64% 56% 62% 42% 0% 50% 100% 150% 200% $0 m $10 m $20 m $30 m $40 m $50 m $60 m $70 m $80 m Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Bitcoin Mining Revenue ($ million) Gross Margin (%) Bitcoin Mining Segment – Maintaining Healthy Gross Margins Despite the Bitcoin ‘Halving’ and Network Hash Rate Growth 8 ▪ 42% Gross Margin for Q3 2024, when allocating $12.4MM in power credits to the Bitcoin Mining segment ▪ Q3 2024 Cost to Mine of $35,376 per Bitcoin, with the increase primarily driven by higher network difficulty and higher average energy costs quarter-over-quarter ▪ Q3 2023 & Q4 2023 Cost to Mine figures adjusted to include full impact of power credits for consistency with 2024 methodology 1. Sourced from Blockchain.com as of September 30, 2024. 2. See Appendix slides 18-22 for definitions, terms, and reconciliations. 3. Excludes 17,040, and 14,250 miners, respectively, that were offline as a result of damage to Building G from the severe winter weather in Texas in late December 2022. 4. Three months ended September 30, 2024. Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Avg. Hash Price $68/PH/s/Day $81/PH/s/Day $92/PH/s/Day $67/PH/s/Day $45/PH/s/Day Avg. Network Hash Rate1 393 EH/s 475 EH/s 568 EH/s 604 EH/s 625 EH/s Cost to Mine2 ($22,741) $13,211 $23,034 $25,327 $35,376 # of BTC produced 1,106 1,630 1,364 844 1,104 Riot Revenue Breakdown – Q3 2024 4 Revenue / Gross Margin 2 (%) Ending Hash Rate Capacity 80% 15% 5% 2 3 Bitcoin Mining Engineering +14% +0% +77% Other +28%

Q3 2024 Cost to Mine Increase Driven by the Bitcoin 'Halving' and Network Hash Rate Growth



Q2 2024 vs. Q3 2024 Cost to Mine per BTC
Q2 2024
844 BTC Mined
Q3 2024
1,104 BTC Mined
$14,890
$10,437
$25,327
$26,673
$8,703
$35,376
Q2 2024 'Direct Costs, Power' per BTC [1]
Q2 2024 'Direct Costs, Non-Power' per BTC [1]
Q2 2024 Total Direct Costs Per BTC [1]
Q3 2024 'Direct Costs, Power' per BTC [2]
Q3 2024 'Direct Costs, Non-Power' per BTC [2]
Q3 2024 Total Direct Costs Per BTC [2]

- Total Self-Mining costs net of power credits for Q3 2024 of $39.0MM compared to Q2 2024 costs of $21.4MM [1,2]
- **First full quarter post halving primary driver in increased cost per Bitcoin**
- Global network hash rate up 4% in Q3 vs Q2
  - Global network hash rate averaged 625 EH/s in Q3 2024 versus 604 EH/s in Q2 2024
- 'Direct Costs, Non-Power' includes direct labor, miner insurance, miner and miner-related equipment repair, land lease and related property taxes, network costs and other utilities expenses
- 'Direct Costs, Non-Power' per BTC is down 17% quarter-over-quarter from $10,437 per BTC to $8,703 per BTC
- **Non-Power fixed costs declined from 41% of total costs to 25% of total costs in 3Q24**

1. *Three months ended as of June 30, 2024. See Appendix on slides 18-22 for definitions, terms, and reconciliations.*
2. *Three months ended as of September 30, 2024. See Appendix on slides 18-22 for definitions, terms, and reconciliations.*

RIOT

9

$2.3 $(0.4) $(1.3) $1.4 $(0.9) 15% -3% -29% 14% -7% -40% -20% 0% 20% 40% 60% 80% 100% -$2 m -$1 m $0 m $1 m $2 m $3 m $4 m $5 m Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Gross Profit ($ million) Gross Margin (%) Engineering – Return to Revenue Growth 10 ▪ Engineering segment finally shipped large turnkey government project that had suffered delays and cost over runs ▪ Expect current back log to provide positive revenue growth in 2025 ▪ Historically fourth quarter flat to down in prior years due to seasonality of business Riot Revenue Breakdown – Q4 20231 1. Three months ended September 30, 2024. Revenue Gross Profit (Loss) ($ million) / Gross Margin (%) Riot Revenue Breakdown – Q3 2024 1 80% 15% 5% Bitcoin Mining Engineering Other $15.5 $13.3 $4.7 $9.6 $12.6 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

11 On Plan Q1 Actuals Q2 Actuals Q3 Actuals Q4 Forecast FY 2024 Forecast – Riot Consolidated Cash SG&A by Quarter Actual / Forecasted Cash SG&A + M&A Expenses Spend ($ million) ▪ Run-rate cash SG&A for Q4 2024 anticipated to be in the $27 – $30 million range ▪ Litigation expenses for Q4 anticipated to be elevated relative to prior quarters given current activity levels ▪ On going M&A activity remains high ▪ Kentucky Operations represented $716K of cash SG&A in Q3 2024 – primarily driven by compensation and general business expenses $25.7 $29.0 $36.4 Note: See Appendix slides 18-22 for definitions, terms, and reconciliations. $21.4 $26.3 $27.5 $4.3 $2.7 $4.9 $4.0 $27.0 - $30.0 Non-recurring litigation expenses Non-recurring M&A expenses Run-rate cash SG&A Q4 run-rate forecast

12 2.0 GW of Power Capacity on the Path to 100 EH/s Rockdale Facility 700 MW Developed Capacity 700 MW Potential Capacity Corsicana Facility 400 MW Developed Capacity 1,000 MW Potential Capacity Kentucky Facilities 60 MW Developed Capacity 305 MW Potential Capacity

Infrastructure Pipeline, Miner Purchase Contract, and Acquisitions
Provide Clear Path to 100 EH/s in Self-Mining



Rockdale
Rockdale Expansion
Corsicana Phase 1
Corsicana Phase 2
Kentucky[1]
Kentucky Future Expansion[2]
Additional Growth
Historical
3.1 EH/s
9.7 EH/s
12.4 EH/s
12.4 EH/s
22.0 EH/s
28.2 EH/s
34.9 EH/s
35.3 EH/s
38.0 EH/s
38.8 EH/s
46.7 EH/s
65.7 EH/s
100.0 EH/s
Assuming full buildout of Corsicana & partial buildout of Kentucky capacity
Assuming full exercise of additional MicroBT purchase options & full buildout of Kentucky capacity
2021A
2022A
2023A
Q1 2024A
Q2 2024A
Q3 2024A
Q4 2024E
Q1 2025E
Q2 2025E
Q3 2025E
Q4 2025E
2026
2027+

	Q4 2024E	Q1 2025E	Q2 2025E	Q3 2025E	Q4 2025E	2026	2027+
Previous Hash Rate Guidance:	**36.3 EH/s**	**n/a**	**43.6 EH/s**	**n/a**	**56.6 EH/s**	**75.3 EH/s**	**100 EH/s**
Overall Increase / (Decrease) in Hash Rate Guidance:	**(1.4) EH/s**		**(5.6) EH/s**		**(9.9) EH/s**	**(9.6) EH/s**	
Corsicana Increase / (Decrease) in Hash Rate Guidance:	(0.7) EH/s		(5.3) EH/s		(2.2) EH/s	(5.0) EH/s	
Kentucky Increase / (Decrease) in Hash Rate Guidance:	(1.8) EH/s		(1.4) EH/s		(8.8) EH/s	(5.7) EH/s	
Rockdale Increase / (Decrease) in Hash Rate Guidance:	1.1 EH/s		1.1 EH/s		1.1 EH/s	1.1 EH/s	

- Phase II of the Corsicana Facility is expected to come online in Q4 2025, adding an initial 7.9 EH/s
- Once completed, Corsicana Phase II will add a total of 23.6 EH/s
- Coleman Road expansion in Kentucky previously representing 8.8 EH/s of 2025 growth has been pushed out into 2026 and 2027 due to longer permitting required for power access

RIOT

1. *'Kentucky' includes current installed capacity and development of additional MWs up to immediately available power capacity of 110 MW (inclusive of installed capacity).*
2. *'Kentucky Future Expansion' includes current installed capacity and development of additional MWs up to current PPA expansion targets which total 305 MW (inclusive of installed capacity).*

13

14 ▪ Riot’s purchase order of up to 131,340 MicroBT miners have an average fleet efficiency of 18.5 J/TH ▪ Riot has received a total of 89,438 miners from this order to date ▪ All of these miners are currently energized with the remaining balance of 41,902 miners to be received and deployed through the end of 2024 ▪ Riot’s total fleet efficiency will be 20.3 J/TH in 2025 after current planned deployment of orders ▪ Total fleet efficiency of 18.5 J/TH if entire option exercised 1 Hash Rate Contribution Mix Fleet Efficiency Improvements 23.0 J/TH 21.4 J/TH 20.3 J/TH 18.5 J/TH Current Fleet Efficiency 2024E Fleet Efficiency 2025E Fleet Efficiency Fleet Efficiency Post Long-Term Order -7% -5% YE 2025: Post Long-Term Option: 1. Total fleet efficiency of 18.5 J/TH can be achieved if additional long-term purchase option for an additional 265,000 M66S+ miners is fully exercised. Riot’s Fleet Continues to Improve in Efficiency 65% 35% Below 20 J/TH Above 20 J/TH 83% 17% Below 20 J/TH Above 20 J/TH -9%

Fully-Funded Growth Plans Through Year-End 2025


Increased from $143 million. Prior estimate from Q2 2024 included full development cost of 200 MW build-out. New estimate includes only 2025 portion of 600 MW build-out
Decreased from $250 million. Capex requirements decreased due to removal of miner purchases from this column as well as reduced Kentucky expansion guidance.
$4 million
$23 million
$197 million
$338 million
$25 million
$76 million
10,427 BTC[2]
$546 million cash & marketable securities[1]
Increased from miner purchase capex guidance of $148 million. Previous estimate only included Corsicana miner purchases.
Q3 2024
Estimated Bitcoin production[2,3]
Cost to mine[4]
Rockdale construction
Corsicana Facility Phase I Capex[5]
Corsicana Facility Phase II Capex 2025
Miner purchases for Corsicana, Rockdale, and Kentucky
Kentucky 2024 expansion[6]
Kentucky 2025 future expansion[7]

RIOT

1. As of September 30, 2024. Does not include restricted cash of $70M. 2. As of September 30, 2024. Based on market price of BTC of approximately $63,330 as of September 30, 2024. 3. Assumes average global network hash rate of 653 EH/s in 2024 (October to December), and 691 EH/s in 2025 (January to December), includes BTC production from bitcoin mining operations from the Rockdale Facility, estimated Company future deployed self-mining hash rate at the Corsicana Facility, and estimated Company future deployed self-mining hash rate related to the BMI acquisition. 4. Includes forecasted cost of revenue for Riot's Bitcoin Mining segment net of allocated power curtailment credits. 5. Assumes outstanding infrastructure capital expenditure as of September 30, 2024, only. 6. Includes infrastructure capital expenditures and miner purchases for 55MW of added capacity. 7. Includes infrastructure capital expenditures and miner purchases for 190MW of added capacity.

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+181% 12 EH/s 35 EH/s Riot’s vision is to be the world’s leading Bitcoin-driven infrastructure platform 16 2024 Hash Rate Growth +34% 35 EH/s 47 EH/s 2025 Hash Rate Growth $35,376 Per Bitcoin Q3 2024 Cost to Mine1 Fully Funded 2024 & 2025 Cap Ex 2024 Hash Rate Target 35 EH/s 1. See Appendix slides 18-22 for definitions, terms, and reconciliations.

Appendix 17

Definitions, Terms, and Reconciliations (Unaudited)

Cost of Power: The Company defines Cost of Power as the cost of power directly used in the process of mining Bitcoin, less power curtailment credits divided by the kilowatt ("kWh") hours used. Power is overwhelmingly the largest marginal input cost in mining Bitcoin and a significant contributor to profitability. Miners with a low cost of power will also be able to profitability mine in a wider range of Bitcoin price and hash price scenarios.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Total Cost of Power	$ 50,620	$ 35,241	$ 121,823	$ 101,550
less Power curtailment credits	(12,417)	(49,601)	(31,100)	(63,922)
Net Cost of Power	$ 38,203	$ (14,360)	$ 90,723	$ 37,628
kWh used	1,233,531,741	769,518,913	2,862,705,794	2,276,097,806
Cost of Power (c/kWh)	**$ 3.1**	**$ (1.9)**	**$ 3.2**	**$ 1.7**

Cost to Mine: The Company defines Cost to Mine as the direct cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below. Cost to Mine represents the marginal profitability on operations of a Bitcoin miner. This number is frequently compared to the market price of Bitcoin to determine at what discount to the market price of Bitcoin a miner is earnings net Bitcoin.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Cost of power for self-mining operations	$ 41,864	$ 22,460	$ 96,326	$ 65,513
Other direct cost of revenue for self-mining operations[1][2], excluding Bitcoin miner depreciation	9,608	1,989	26,970	4,482
Cost of revenue for self-mining operations, excluding Bitcoin miner depreciation	51,472	24,449	123,296	69,995
Less: power curtailment credits[3]	(12,417)	(49,601)	(31,445)	(66,146)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding Bitcoin miner depreciation	39,055	(25,152)	91,851	3,849
Bitcoin miner depreciation	44,303	55,549	93,120	164,457
Cost of revenue for self-mining operations, net of power curtailment credits, including Bitcoin miner depreciation	$ 83,358	$ 30,397	$ 184,971	$ 168,306
Quantity of Bitcoin mined	1,104	1,106	3,312	4,996
Production value of one Bitcoin mined[4]	$ 61,133	$ 28,228	$ 58,771	$ 25,818
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation	**$ 35,376**	**$ (22,741)**	**$ 27,733**	**$ 770**
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	57.9%	-80.6%	47.2%	3.0%
Cost to mine one Bitcoin, including Bitcoin miner depreciation	$ 75,506	$ 27,484	$ 55,849	$ 33,688
Cost to mine one Bitcoin, including Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	123.5%	97.4%	95.0%	130.5%

RIOT

1. *Other direct cost of revenue includes compensation, insurance, repairs, and ground lease rent and related property tax.*
2. *Costs to finance the purchase of miners were zero in all periods presented as the miners were paid for with cash from the Company's cash balance. The seller did not provide any financing, nor did the Company borrow from a third-party to purchase the miners.*
3. *Power curtailment credits are credited against our power invoices as a result of temporarily pausing our operations to participate in ERCOT's Demand Response Service Programs. Our fixed-price power purchase contracts enable us to strategically curtail our mining operations and participate in these programs, which significantly lower our cost to mine Bitcoin. These credits are recognized in Power Curtailment Credits on our Consolidated Statement of Operations, outside of cost of revenue.*
4. *Computed as revenue recognized from Bitcoin mined divided by the quantity of Bitcoin mined during the same period.*

18

Fully Costed Gross Margin: The Company defines Fully Costed Gross Margin as Fully Costed Gross Profit (as defined below) divided by Revenue as calculated below. Fully Costed Gross Profit: The Company defines Fully Costed Gross Profit as Revenue less Cost of Revenue less Depreciation and Amortization expense as calculated below. 19 Definitions, Terms, and Reconciliations (Unaudited)

20 Definitions, Terms, and Reconciliations (Unaudited) Cash SG&A: The Company defines Cash SG&A as Selling, General, and Administrative expenses less Stock-Based Compensation expense. Cash SG&A is used by the Company as we believe it better reflects the operational requirements of the Company by excluding significant non-cash items such as stock-based compensation expense. EPS (Earnings per Share): The Company defines EPS as Diluted Net Income (Loss) per Share. Gross Margin: The Company defines Gross Margin as Gross Profit (as defined below) divided by Revenue. Gross Margin represents the percentage of profit achieved by operations and is a measure of the level of profitability for direct costs and the revenue received from them. 2024 2023 2024 2023 Selling, general, and administrative $ 66,936 $ 29,067 $ 185,777 $ 61,578 less Stock-based compensation expense (30,567) (13,519) (94,702) (14,652) Cash SG&A $ 36,369 $ 15,548 $ 91,075 $ 46,926 Three Months Ended Nine Months Ended September 30, September 30,

21 Definitions, Terms, and Reconciliations (Unaudited) Gross Profit: The Company defines Gross Profit as Fully Costed Gross Profit (as defined below) plus Power curtailment Credits plus Depreciation & Amortization expense. M&A Expenses: The Company defines M&A Expenses as Acquisition-related costs.

22 Definitions, Terms, and Reconciliations (Unaudited) Hash Cost: The Company defines Hash Cost as Cost of Revenue for self-mining operations, net of Power Curtailment Credits, excluding Bitcoin miner depreciation divided by the average Petahash per second per day (“PH/s/Day”) produced by operations over the relevant period. Hash Cost measures the costs expended for each unit of hash rate online. Hash rate is the product Riot’s self-mining business provides to the Bitcoin network and what Riot gets paid for. Hash cost can be compared to hash price as an estimate of profitability of a mining operation. Hash Price: The Company defines Hash Price as the expected value of 1 Petahash of hashing power per day (“PH/s/Day”). This data is sourced from Luxor’s Hash Price Index. Hash Price is the revenue received by the Company for each unit of hash rate operating during the period. This metric can be compared to Hash Cost as an estimate of profitability of the mining operations.

23 Management Team and Board of Directors ✓ Unique, Bitcoin-focused strategic vision ✓ Veteran public company expertise Jason Les Chief Executive Officer; Director Benjamin Yi Executive Chairman of the Board William Jackman Executive Vice President, General Counsel Colin Yee Executive Vice President, Chief Financial Officer Hannah Cho Independent Director Lance D’Ambrosio Independent Director Hubert Marleau Lead Independent Director Jason Chung Executive Vice President, Head of Corporate Development & Strategy ✓ Supported by industry-leading infrastructure expansion capabilities ✓ Highly experienced independent directors Stephen Howell Chief Operating Officer, Chief Executive Officer of ESS Metron

24 Q3 2024 Statement of Operations (Unaudited)

25 Q3 2024 Balance Sheet (Unaudited)

26 * Indicates Non-GAAP measure. We use Adjusted EBITDA to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. Adjusted EBITDA includes impairment of Bitcoin charges. Adjusted EBITDA is provided in addition to, and not as a substitute for, or as superior to, the comparable GAAP measure, Net Income. For a full reconciliation of the Non-GAAP measures we use to their comparable GAAP measures, see the discussion under the heading “Non-GAAP Measures” commencing on page 42, under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our September 30, 2024, Form 10-Q. Non-GAAP Adjusted EBITDA (Unaudited)